SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

COATES INTERNATIONAL, LTD.

(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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COATES INTERNATIONAL, LTD.

Highway 34 & Ridgewood Road

Wall Township, New Jersey 07719

(732) 449-7717

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that certain common and preferred stockholders, owning approximately 81.5% of the combined voting power of the common and preferred stock, by written consent in lieu of a stockholders' meeting have approved an increase in the number of authorized shares of common stock of the Company from one billion (1,000,000,000) to two billion (2,000,000,000) shares.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER DELAWARE LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTION.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of the action taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about May 1, 2015, and we anticipate the effective date of the proposed actions to be May 21, 2015, or as soon thereafter as practicable in accordance with applicable state and federal law.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Copies of this Information Statement are expected to be mailed on or about May 21, 2015, to the holders of record on the Record Date of our outstanding shares. The matters that are subject to approval of the Stockholders will not be completed until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the corporate action described herein before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our capital stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

April 21, 2015	Very truly yours,

/s/ George J. Coates
George J. Coates, President

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Coates International, Ltd.

2100 Highway 34 & Ridgewood Road

Wall Township, NJ 07719

 (732) 449-7717

INFORMATION STATEMENT

(Preliminary)

April 21, 2015

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.0001 per share (the “Common Stock”), of Coates International, Ltd., a Delaware Corporation (the “Company”), to notify such Stockholders of the following:

On April 21, 2015, the Company approved the filing of an amendment to its Certificate of Incorporation to increase its number of authorized shares of common stock from one billion (1,000,000,000) to two billion (2,000,000,000) shares.

On April 21, 2015, the Board of Directors of the Company approved the aforementioned action, subject to Stockholder approval. The Majority Stockholder approved this action by written consent in lieu of a meeting on April 21, 2015 in accordance with the Delaware General Corporation Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of this action.

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TO BE TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the Board and the holders of the majority of the outstanding voting capital stock of the Company.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors of the Company has adopted a resolution authorizing the amendment to the Company’s Articles of Incorporation to cause the number of authorized shares of common stock to increase from one billion (1,000,000,000) to two billion (2,000,000,000) shares. This amendment to the Company’s Articles of Incorporation is expected to be filed with the State of Delaware on or about May 21, 2015.

Reasons for the Increase in the Number of Authorized Shares of Common Stock of the Company

Management of the Company has determined that the current number of authorized shares of the Company’s common stock is not sufficient to meet its short-term and medium-term needs. The reasons for the above corporate action by the majority shareholder are to: (i) enable the Company to meet its current and future obligations to issue shares of common stock upon conversion of convertible instruments and exercise of stock option and warrants; and (ii) enable the Company to continue to obtain new working capital in consideration for issuances of shares of common stock. Such working capital would be used to enable the Company to continue its operations and achieve its business plans.

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VOTES REQUIRED TO APPROVE THE PROPOSAL

As of the Record Date, there were 650,589,416 shares of Common Stock issued and outstanding, 50,000 shares of Series A Preferred Stock issued and outstanding and 1,652,295 shares of Series B Convertible Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote, each share of Series A Preferred Stock is entitled to 10,000 votes, and each share of Series B Convertible Preferred Stock is entitled to 1,000 votes. For the approval of the increase in the number of authorized shares of common stock of Company to two billion (2,000,000,000) shares, 1,401,442,066 votes are required.

CONSENTING STOCKHOLDERS

On the Record Date, George J. Coates held 260,478,268 shares of Common Stock, 50,000 shares of Series A Preferred Stock and 1,535,771 shares of Series B Convertible Preferred Stock, entitling him 2,296,249,267 votes or 81.5% of the total number of votes outstanding. On April 21, 2015, Mr. Coates approved the increase in the number of authorized shares of common stock of Company to two billion (2,000,000,000) shares by written consent in lieu of a stockholders' meeting.

Under Section 14(c) of the Exchange Act, the transaction cannot become effective until the expiration of the 20-day period.

DISSENTER’S RIGHTS OF APPRAISAL

The Stockholders have no right under the Delaware General Corporation Law, the Company’s articles of incorporation consistent with the above or the Company’s By-Laws to dissent from any of the provisions adopted as set forth herein.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Annual Report on Form 10-K for the year ended December 31, 2014;
2.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;
3.	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014; and
4.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2014;

Dated: April 21, 2015

By Order of the Board of Directors

/s/ George J. Coates
George J. Coates Chairman of the Board of Directors, President and Chief Executive Officer

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